Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES NET INCOME OF $19.9 MILLION FOR THE SECOND QUARTER OF 2016; ANNOUNCES 4.5% DIVIDEND INCREASE

NORWICH, NY (July 25, 2016) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the three months ended June 30, 2016 was $19.9 million, up from $18.9 million for the first quarter of 2016, and up from $19.3 million for the second quarter of 2015.  Diluted earnings per share for the three months ended June 30, 2016 was $0.46, as compared with $0.43 for the prior quarter, and $0.43 per share for the second quarter of 2015.

Net income for the six months ended June 30, 2016 was $38.8 million, up from $37.4 million for the same period last year.  Reported diluted earnings per share for the six months ended June 30, 2016 was $0.89, as compared with $0.84 for the same period in 2015.

Second Quarter 2016 Highlights:

•	Net income for the second quarter of 2016 is up 5.4% compared to the first quarter of 2016 and up 3.3% compared to the second quarter of 2015

•	Year to date loan growth was 5.3% (annualized)

•	Average demand deposits for the six months ended June 30, 2016 were up 10.5% from the same period in 2015

“We’re pleased to report on our continued strong performance through the second quarter of 2016, particularly in the areas of income generation, loan growth and asset quality,” said NBT Chairman, President and CEO Martin Dietrich. “We remain focused on taking care of our customers, making strategic investments in the future while managing our overall cost structure, and creating opportunities to continue to grow organically across our footprint in markets like New York’s Thruway Corridor and New England. We also continue to find opportunities to engage in relationships with new customers who have been impacted by the disruption caused by mergers and acquisitions among other financial institutions.”

Net interest income was $65.8 million for the second quarter of 2016, up $1.2 million from the previous quarter, and up $3.1 million from the second quarter of 2015.  FTE net interest margin was 3.44% for the three months ended June 30, 2016, down from 3.47% for the previous quarter and down from 3.51% for the second quarter of 2015.  Average interest earning assets were up $203.0 million, or 2.7%, for the second quarter of 2016 as compared to the prior quarter, and up $538.4 million, or 7.4%, from the same period in 2015.  The increase from the first quarter of 2016 was driven primarily by loan production.  Annualized loan growth of 4.8% during the second quarter of 2016 was driven by growth in the commercial loan portfolio.  Yields on earning assets decreased by 2 basis points (“bps”) from 3.75% during the first quarter of 2016 to 3.73% for the second quarter of 2016.  Average interest bearing liabilities increased $209.9 million, or 3.9%, from the first quarter of 2016 to the second quarter of 2016, which was driven by a 2.1% increase in interest bearing deposits for the second quarter of 2016.  The rate paid on interest bearing liabilities of 0.41% during the second quarter of 2016 was unchanged from the first quarter of 2016 but slightly higher than the 0.39% paid during the second quarter of 2015 due primarily to an increase in borrowing costs.

Net interest income was $130.4 million for the six months ended June 30, 2016, up $5.5 million from the same period in 2015.  FTE net interest margin was 3.46% for the six months ended June 30, 2016, down from 3.55% for the six months ended June 30, 2015.  Average interest earning assets were up $511.1 million, or 7.1%, for the six months ended June 30, 2016 as compared to the same period in 2015.  This increase from last year was driven primarily by 5.3% annualized loan growth during the first six months of 2016.  Yields on earning assets decreased from 3.84% during the first six months of 2015 to 3.74% for the first six months of 2016, but the decrease was more than offset by growth in earning assets resulting in a 4.4% increase in interest income for the six months ended June 30, 2016 as compared to the same period in 2015.  The yield compression was driven by a 9 bp decrease in loan yields from the first six months of 2015 to the first six months of 2016.  Average interest bearing liabilities increased $325.4 million, or 6.4%, from the six months ended June 30, 2015 to the six months ended June 30, 2016.  Total average deposits increased $374.9 million, or 5.9%, for the six months ended June 30, 2016 as compared to the same period last year driven primarily by growth in non-interest bearing demand deposits of 10.5%, combined with a $185.8 million increase in interest bearing deposits due to growth in money market deposit accounts, NOW accounts and savings accounts.  In addition, average short-term borrowings increased $142.9 million for the six months ended June 30, 2016 as compared to the same period last year.  The rates paid on interest bearing liabilities increased by 1 bp for the six months ended June 30, 2016 to 0.41% as compared to the 0.40% paid in the same period in 2015.  This increase resulted primarily from slightly higher rates paid on short-term borrowings and a change in the mix of interest bearing deposits.

Noninterest income for the three months ended June 30, 2016 was $29.6 million, up $1.2 million, or 4.4% from the prior quarter, and up $1.4 million, or 5.0%, from the second quarter of 2015.  The increase from the prior quarter was driven primarily by increases in other noninterest income, trust income, ATM and debit card fees, retirement plan administration fees, and service charges on deposit accounts.  Other noninterest income was up $1.2 million, or 34.1%, for the second quarter of 2016 as compared to the first quarter of 2016 due primarily to the gain recognized on the sale of equity investments of $0.8 million during the second quarter.  The liquidation of these investments made by the Company in order to comply with provisions contained within the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Trust revenue was up $0.6 million, or 12.8%, for the second quarter of 2016 as compared with the first quarter of 2016 due primarily to seasonality of trust revenue.  ATM and debit card fees were up $0.4 million, or 7.7%, for the second quarter of 2016 as compared to the first quarter of 2016 due primarily to increases in debit card transactions and number of accounts.  Retirement plan administration fees were up $0.3 million, or 8.0%, for the second quarter of 2016 as compared to the first quarter of 2016 due primarily to a downturn in market conditions in the first quarter of 2016 and subsequent recovery in the second quarter.  These increases were partially offset by a $1.3 million, or 19.0%, decrease in insurance revenue in the second quarter of 2016 as compared with the first quarter of 2016 due primarily to seasonality of insurance revenue.

Noninterest income for the six months ended June 30, 2016 was $58.0 million, up $3.2 million, or 5.9% from the same period last year.  The increase from the prior year was driven primarily by increases in other noninterest income, retirement plan administration fees, ATM and debit card fees, and insurance revenue.  Other noninterest income was up $1.8 million, or 27.8%, for the first half of 2016 as compared to the first half of 2015 due primarily to the above mentioned gain on the sale of equity investments and fee income from customer interest rate swaps.  Retirement plan administration fees were up $1.0 million, or 15.5%, for the first half of 2016 as compared to the same period in 2015 due primarily to the 2015 fourth quarter acquisition of Third Party Administrators, Inc. (“TPA, Inc.”).  ATM and debit card fees were up $0.6 million, or 6.6%, for the first half of 2016 as compared to the same period last year due primarily to increases in debit card activity and number of accounts.

Noninterest expense for the three months ended June 30, 2016 was $60.4 million, up $2.2 million or 3.8% from the prior quarter and up $2.5 million from the second quarter of 2015.  The increase from the prior quarter was due primarily to increases in other operating expenses which increased $1.5 million or 33.4% from the first quarter of 2016 to the second quarter of 2016 due primarily to higher loan initiation fees due to the timing of loan originations and an increase in fraud losses.  In addition, salaries and employee benefits increased $0.5 million, or 1.5%, from the first quarter of 2016 to the second quarter of 2016 as contract terminations costs of $1.2 million were partly offset by $0.5 million in lower medical costs. These increases were partially offset by a decrease in occupancy expenses for the second quarter of 2016 from the first quarter of 2016 due to seasonal expenses.  Income tax expense for the three month period ended June 30, 2016 was $10.3 million, up $0.5 million from both the prior quarter and the second quarter of 2015.  The increase from the prior period was due primarily to a higher level of taxable income for the second quarter of 2016.  The effective tax rate was 34.0% for the first and second quarters of 2016, and 33.6% for the second quarter of 2015.

Noninterest expense for the six months ended June 30, 2016 was $118.7 million, up $3.0 million or 2.6% from the same period in 2015.  The increase is due primarily to an increase in salaries and benefit expense of $4.4 million or 7.1% due to increases in salaries, medical insurance costs, retirement plan costs and contract termination costs accrued in the second quarter of 2016.  Loan collection and other real estate owned expenses increased $0.7 million in the first six months of 2016 as compared to the same period in 2015 due to a higher level of gains on sales of real estate recorded in first half of 2015.  These increases were partially offset by a $0.7 million decrease in occupancy expenses for the first six months of 2016 as compared to the same period in 2015, driven by lower seasonal maintenance and utilities costs due to the mild winter conditions this year.  Income tax expense for the six month period ended June 30, 2016 was $20.0 million, up $1.0 million from the six month period ended June 30, 2015.  The increase from 2015 was due to a higher level of taxable income in 2016 compared to the first half of 2015.  The effective tax rate was 34.0% for the first six months of 2016 as compared to 33.6% for the first six months of 2015.

Asset Quality

Net charge-offs were $4.5 million for the three months ended June 30, 2016, down from $4.8 million for the prior quarter, but up slightly from $4.3 million for the second quarter of 2015.  Provision expense was $4.8 million for the three months ended June 30, 2016, as compared with $6.1 million for the prior quarter, and $3.9 million for the second quarter of 2015.  Annualized net charge-offs to average loans for the second quarter of 2016 was 0.30%, compared with 0.33% for the first quarter of 2016 and 0.30% for the second quarter of 2015.

Nonperforming loans to total loans was 0.65% at June 30, 2016, down 4 bps from the prior quarter, and down 12 bps from June 30, 2015.  Past due loans as a percentage of total loans were 0.60% at June 30, 2016 as compared to 0.61% at June 30, 2015.

The allowance for loan losses totaled $64.6 million at June 30, 2016, compared to $64.3 million at March 31, 2016, and $65.0 million at June 30, 2015.  The allowance for loan losses as a percentage of loans was 1.07% (1.16% excluding acquired loans with no related allowance recorded) at June 30, 2016, compared to 1.08% (1.18% excluding acquired loans with no related allowance recorded) at March 31, 2016 and 1.13% (1.24% excluding acquired loans with no related allowance recorded) at June 30, 2015.  The decrease in the allowance for loan losses as a percentage of loans from prior periods was due primarily to continued positive trends in asset quality metrics of the originated loan portfolio.

Balance Sheet

Total assets were $8.6 billion at June 30, 2016, up $362.1 million, or 4.4% from December 31, 2015.  Loans were $6.0 billion at June 30, 2016, up $156.3 million, or 2.7%, from December 31, 2015.  Total deposits were $6.7 billion at June 30, 2016, up $135.6 million, or 2.1%, from December 31, 2015.  Stockholders’ equity was $896.4 million, representing a total equity-to-total assets ratio of 10.39% at June 30, 2016, compared with $882.0 million or a total equity-to-total assets ratio of 10.67% at December 31, 2015.

Stock Repurchase Program

The Company purchased 675,535 shares of its common stock during the six months ended June 30, 2016 at an average price of $25.45 per share under a previously announced plan.  As of June 30, 2016, there were 277,313 shares available for repurchase under this plan, which expires on December 31, 2016.  On March 28, 2016, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares of its outstanding common stock.  This plan expires on December 31, 2017.

Dividend

The NBT Board of Directors approved a 2016 third-quarter cash dividend of $0.23 per share at a meeting held today.  The dividend, which represents a 4.5% increase, will be paid on September 15, 2016 to shareholders of record as of September 1, 2016.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $8.6 billion at June 30, 2016.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has 155 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a fully taxable equivalent yield on securities and loans.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry.  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2016		2015
Profitability:	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Diluted Earnings Per Share	$0.46	$0.43	$0.43	$0.45	$0.43
Weighted Average Diluted
Common Shares Outstanding	43,453,674	43,707,489	44,072,049	44,262,426	44,530,123
Return on Average Assets (1)	0.94%	0.92%	0.93%	0.97%	0.97%
Return on Average Equity (1)	9.00%	8.63%	8.58%	8.97%	8.81%
Return on Average Tangible Common Equity (1)(2)	13.54%	13.17%	13.04%	13.66%	13.47%
Net Interest Margin (1)(3)	3.44%	3.47%	3.42%	3.48%	3.51%

	Six Months ended June 30,
Profitability:	2016	2015
Diluted Earnings Per Share	$0.89	$0.84
Weighted Average Diluted
Common Shares Outstanding	43,583,837	44,589,358
Return on Average Assets (1)	0.93%	0.96%
Return on Average Equity (1)	8.81%	8.63%
Return on Average Tangible Common Equity (1)(4)	13.35%	13.28%
Net Interest Margin (1)(3)	3.46%	3.55%

(1)	Annualized
(2)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:
(3)	Calculated on a Fully Tax Equivalent ("FTE") basis

	2016		2015
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net Income	$19,909	$18,891	$19,127	$19,851	$19,281
Amortization of intangible assets (net of tax)	567	670	750	712	725
	$20,476	$19,561	$19,877	$20,563	$20,006

Average stockholders' equity	$890,053	$880,311	$884,743	$878,305	$878,164
Less: average goodwill and other intangibles	281,709	282,751	279,904	281,048	282,272
Average tangible common equity	$608,344	$597,560	$604,839	$597,257	$595,892

(4)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	Six Months ended June 30,
	2016	2015
Net Income	$38,800	$37,447
Amortization of intangible assets (net of tax)	1,236	1,510
	$40,036	$38,957

Average stockholders' equity	$885,182	$874,639
Less: average goodwill and other intangibles	282,230	282,887
Average tangible common equity	$602,952	$591,752

Note: Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2016		2015
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance Sheet Data:
Securities Available for Sale	$1,271,596	$1,259,874	$1,174,544	$1,058,397	$1,129,249
Securities Held to Maturity	500,840	466,914	471,031	470,758	454,312
Net Loans	5,974,825	5,903,491	5,820,115	5,806,129	5,705,929
Total Assets	8,624,780	8,472,964	8,262,646	8,178,976	8,081,892
Total Deposits	6,740,416	6,905,042	6,604,843	6,600,627	6,371,479
Total Borrowings	877,926	579,441	674,124	594,163	743,893
Total Liabilities	7,728,427	7,591,237	7,380,642	7,302,760	7,205,921
Stockholders' Equity	896,353	881,727	882,004	876,216	875,971

Asset Quality:
Nonaccrual Loans	$37,397	$38,944	$33,744	$42,524	$42,286
90 Days Past Due and Still Accruing	1,613	2,185	3,662	3,790	1,994
Total Nonperforming Loans	39,010	41,129	37,406	46,314	44,280
Other Real Estate Owned	2,211	2,716	4,666	4,855	4,649
Total Nonperforming Assets	41,221	43,845	42,072	51,169	48,929
Allowance for Loan Losses	64,568	64,318	63,018	64,859	64,959

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.07%	1.08%	1.07%	1.10%	1.13%
Total Nonperforming Loans to Total Loans	0.65%	0.69%	0.64%	0.79%	0.77%
Total Nonperforming Assets to Total Assets	0.48%	0.52%	0.51%	0.63%	0.61%
Allowance for Loan Losses to Total Nonperforming Loans	165.52%	156.38%	168.47%	140.04%	146.70%
Past Due Loans to Total Loans	0.60%	0.50%	0.62%	0.63%	0.61%
Net Charge-Offs to Average Loans (1)	0.30%	0.33%	0.51%	0.35%	0.30%

Asset Quality Ratios (Originated) (2):
Allowance for Loan Losses to Loans	1.16%	1.18%	1.18%	1.21%	1.24%
Nonperforming Loans to Loans	0.62%	0.67%	0.61%	0.63%	0.59%
Allowance for Loan Losses to Nonperforming Loans	186.71%	175.40%	193.00%	192.49%	208.99%
Past Due Loans to Loans	0.61%	0.51%	0.64%	0.67%	0.64%

Capital:
Equity to Assets	10.39%	10.41%	10.67%	10.71%	10.84%
Book Value Per Share	$20.85	$20.57	$20.31	$20.29	$20.05
Tangible Book Value Per Share (3)	$14.31	$13.99	$13.79	$13.80	$13.61
Tier 1 Leverage Ratio	9.03%	9.15%	9.44%	9.34%	9.57%
Common Equity Tier 1 Capital Ratio	9.83%	9.79%	10.20%	10.04%	10.22%
Tier 1 Capital Ratio	11.29%	11.28%	11.73%	11.57%	11.78%
Total Risk-Based Capital Ratio	12.29%	12.29%	12.74%	12.62%	12.84%
Common Stock Price (End of Period)	$28.63	$26.95	$27.88	$26.94	$26.17

(1)	Annualized
(2)	Excludes acquired loans
(3)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding

NBT Bancorp Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

ASSETS	June 30, 2016	December 31, 2015
Cash and due from banks	$151,775	$130,593
Short term interest bearing accounts	19,828	9,704
Securities available for sale, at fair value	1,271,596	1,174,544
Securities held to maturity (fair value of $512,349 and $473,140 at June 30, 2016 and December 31, 2015, respectively)	500,840	471,031
Trading securities	8,591	8,377
Federal Reserve and Federal Home Loan Bank stock	45,260	36,673
Loans	6,039,393	5,883,133
Less allowance for loan losses	64,568	63,018
Net loans	5,974,825	5,820,115
Premises and equipment, net	84,596	88,826
Goodwill	265,957	265,957
Intangible assets, net	15,241	17,265
Bank owned life insurance	163,149	117,044
Other assets	123,122	122,517
TOTAL ASSETS	$8,624,780	$8,262,646

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$2,031,078	$1,998,165
Savings, NOW, and money market	3,826,626	3,697,851
Time	882,712	908,827
Total deposits	6,740,416	6,604,843
Short-term borrowings	666,424	442,481
Long-term debt	110,306	130,447
Junior subordinated debt	101,196	101,196
Other liabilities	110,085	101,675
Total liabilities	7,728,427	7,380,642

Total stockholders' equity	896,353	882,004

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,624,780	$8,262,646

NBT Bancorp Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest, fee and dividend income:
Loans	$62,449	$59,873	$123,679	$119,391
Securities available for sale	5,976	5,144	11,963	10,089
Securities held to maturity	2,496	2,315	4,784	4,598
Other	454	395	903	875
Total interest, fee and dividend income	71,375	67,727	141,329	134,953
Interest expense:
Deposits	3,605	3,517	7,202	7,090
Short-term borrowings	579	144	907	265
Long-term debt	773	836	1,606	1,662
Junior subordinated debt	641	545	1,260	1,085
Total interest expense	5,598	5,042	10,975	10,102
Net interest income	65,777	62,685	130,354	124,851
Provision for loan losses	4,780	3,898	10,878	7,540
Net interest income after provision for loan losses	60,997	58,787	119,476	117,311
Noninterest income:
Insurance and other financial services revenue	5,625	5,836	12,571	12,210
Service charges on deposit accounts	4,166	4,285	8,105	8,357
ATM and debit card fees	4,934	4,679	9,517	8,927
Retirement plan administration fees	4,054	3,566	7,808	6,762
Trust	4,937	5,196	9,313	9,646
Bank owned life insurance income	1,271	928	2,562	2,487
Net securities gains	1	26	30	40
Other	4,626	3,699	8,075	6,320
Total noninterest income	29,614	28,215	57,981	54,749
Noninterest expense:
Salaries and employee benefits	32,931	30,831	65,372	61,013
Occupancy	5,254	5,412	10,745	11,478
Data processing and communications	4,121	4,288	8,171	8,391
Professional fees and outside services	3,331	3,395	6,562	6,892
Equipment	3,547	3,316	7,007	6,565
Office supplies and postage	1,676	1,627	3,223	3,246
FDIC expenses	1,293	1,280	2,551	2,478
Advertising	595	734	1,099	1,453
Amortization of intangible assets	928	1,187	2,024	2,471
Loan collection and other real estate owned	845	22	1,550	894
Other operating	5,924	5,872	10,365	10,785
Total noninterest expense	60,445	57,964	118,669	115,666
Income before income taxes	30,166	29,038	58,788	56,394
Income taxes	10,257	9,757	19,988	18,947
Net income	$19,909	$19,281	$38,800	$37,447
Earnings Per Share:
Basic	$0.46	$0.44	$0.90	$0.85
Diluted	$0.46	$0.43	$0.89	$0.84

NBT Bancorp Inc. and Subsidiaries QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2016		2015
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income:
Loans	$62,449	$61,230	$60,781	$61,656	$59,873
Securities available for sale	5,976	5,987	5,204	5,125	5,144
Securities held to maturity	2,496	2,288	2,317	2,318	2,315
Other	454	449	469	401	395
Total interest, fee and dividend income	71,375	69,954	68,771	69,500	67,727
Interest expense:
Deposits	3,605	3,597	3,613	3,554	3,517
Short-term borrowings	579	328	222	296	144
Long-term debt	773	833	848	845	836
Junior subordinated debt	641	619	576	560	545
Total interest expense	5,598	5,377	5,259	5,255	5,042
Net interest income	65,777	64,577	63,512	64,245	62,685
Provision for loan losses	4,780	6,098	5,779	4,966	3,898
Net interest income after provision for loan losses	60,997	58,479	57,733	59,279	58,787
Noninterest income:
Insurance and other financial services revenue	5,625	6,946	6,139	5,862	5,836
Service charges on deposit accounts	4,166	3,939	4,350	4,349	4,285
ATM and debit card fees	4,934	4,583	4,541	4,780	4,679
Retirement plan administration fees	4,054	3,754	4,135	3,249	3,566
Trust	4,937	4,376	4,769	4,611	5,196
Bank owned life insurance income	1,271	1,291	916	931	928
Net securities gains	1	29	3,044	3	26
Gain on the sale of Springstone investment	-	-	-	4,179	-
Other	4,626	3,449	4,577	3,297	3,699
Total noninterest income	29,614	28,367	32,471	31,261	28,215
Noninterest expense:
Salaries and employee benefits	32,931	32,441	33,078	30,227	30,831
Occupancy	5,254	5,491	5,291	5,326	5,412
Data processing and communications	4,121	4,050	3,990	4,207	4,288
Professional fees and outside services	3,331	3,231	3,378	3,137	3,395
Equipment	3,547	3,460	3,491	3,352	3,316
Office supplies and postage	1,676	1,547	1,545	1,576	1,627
FDIC expenses	1,293	1,258	1,312	1,355	1,280
Advertising	595	504	780	421	734
Amortization of intangible assets	928	1,096	1,228	1,165	1,187
Loan collection and other real estate owned	845	705	1,027	699	22
Other operating	5,924	4,441	5,499	8,426	5,872
Total noninterest expense	60,445	58,224	60,619	59,891	57,964
Income before income taxes	30,166	28,622	29,585	30,649	29,038
Income taxes	10,257	9,731	10,458	10,798	9,757
Net income	$19,909	$18,891	$19,127	$19,851	$19,281
Earnings per share:
Basic	$0.46	$0.44	$0.44	$0.45	$0.44
Diluted	$0.46	$0.43	$0.43	$0.45	$0.43

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q2 - 2016		Q1 - 2016		Q4 - 2015		Q3 - 2015		Q2 - 2015
ASSETS:
Short-term interest bearing accounts	$16,063	0.53%	$13,639	0.63%	$13,494	0.34%	$8,100	0.32%	$9,854	0.36%
Securities available for sale (1)(2)	1,227,367	1.99%	1,188,437	2.06%	1,070,643	1.97%	1,079,206	1.92%	1,067,619	1.98%
Securities held to maturity (1)	498,493	2.49%	465,916	2.48%	470,027	2.43%	460,252	2.44%	452,948	2.49%
Investment in FRB and FHLB Banks	38,939	4.47%	33,470	5.14%	32,263	5.63%	37,358	4.19%	31,564	4.90%
Loans (3)	6,007,677	4.19%	5,884,073	4.20%	5,872,011	4.12%	5,824,311	4.21%	5,688,159	4.24%
Total interest earning assets	$7,788,539	3.73%	$7,585,535	3.75%	$7,458,438	3.70%	$7,409,227	3.77%	$7,250,144	3.79%
Other assets	747,074		699,194		693,981		690,768		685,523
Total assets	$8,535,613		$8,284,729		$8,152,419		$8,099,995		$7,935,667

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,709,644	0.22%	$1,653,930	0.22%	$1,626,644	0.22%	$1,557,651	0.22%	$1,598,898	0.20%
NOW deposit accounts	1,073,881	0.05%	1,051,959	0.05%	1,039,563	0.05%	963,744	0.05%	974,504	0.05%
Savings deposits	1,143,654	0.06%	1,105,480	0.06%	1,079,757	0.06%	1,085,680	0.06%	1,080,954	0.06%
Time deposits	906,250	1.06%	921,754	1.04%	918,875	1.05%	939,542	1.01%	968,714	1.00%
Total interest bearing deposits	$4,833,429	0.30%	$4,733,123	0.31%	$4,664,839	0.31%	$4,546,617	0.31%	$4,623,070	0.31%
Short-term borrowings	484,590	0.48%	369,443	0.36%	332,742	0.26%	456,663	0.26%	302,693	0.19%
Long-term debt	124,851	2.55%	130,420	2.57%	130,522	2.58%	130,680	2.56%	130,743	2.56%
Junior subordinated debt	101,196	2.49%	101,196	2.46%	101,196	2.26%	101,196	2.20%	101,196	2.16%
Total interest bearing liabilities	$5,544,066	0.41%	$5,334,182	0.41%	$5,229,299	0.40%	$5,235,156	0.40%	$5,157,702	0.39%
Demand deposits	1,994,601		1,970,315		1,944,820		1,894,555		1,815,705
Other liabilities	106,893		99,921		93,557		91,979		84,096
Stockholders' equity	890,053		880,311		884,743		878,305		878,164
Total liabilities and stockholders' equity	$8,535,613		$8,284,729		$8,152,419		$8,099,995		$7,935,667

Interest rate spread		3.32%		3.34%		3.30%		3.37%		3.40%
Net interest margin		3.44%		3.47%		3.42%		3.48%		3.51%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
Note:  Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries AVERAGE YEAR-TO-DATE BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Six Months ended June 30,	2016			2015
ASSETS:
Short-term interest bearing accounts	$14,851	$43	0.58%	$9,507	$16	0.33%
Securities available for sale (1)(2)	1,207,902	12,174	2.03%	1,043,385	10,349	2.00%
Securities held to maturity (1)	482,204	5,953	2.48%	453,947	5,580	2.48%
Investment in FRB and FHLB Banks	36,205	860	4.78%	31,250	859	5.54%
Loans (3)	5,945,875	124,028	4.19%	5,637,829	119,770	4.28%
Total interest earning assets	$7,687,037	$143,058	3.74%	7,175,918	$136,574	3.84%
Other assets	723,134			690,777
Total assets	$8,410,171			$7,866,695

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,681,787	$1,832	0.22%	$1,571,843	$1,603	0.21%
NOW deposit accounts	1,062,920	266	0.05%	973,390	249	0.05%
Savings deposits	1,124,567	322	0.06%	1,060,606	324	0.06%
Time deposits	914,002	4,782	1.05%	991,681	4,914	1.00%
Total interest bearing deposits	$4,783,276	$7,202	0.30%	$4,597,520	$7,090	0.31%
Short-term borrowings	427,016	907	0.43%	284,160	265	0.19%
Long-term debt	127,636	1,606	2.53%	130,811	1,662	2.56%
Junior subordinated debt	101,196	1,260	2.50%	101,196	1,085	2.16%
Total interest bearing liabilities	$5,439,124	$10,975	0.41%	$5,113,687	$10,102	0.40%
Demand deposits	1,982,458			1,793,328
Other liabilities	103,408			85,041
Stockholders' equity	885,181			874,639
Total liabilities and stockholders' equity	$8,410,171			$7,866,695
Net interest income (FTE)		132,083			126,472
Interest rate spread			3.33%			3.44%
Net interest margin			3.46%			3.55%
Taxable equivalent adjustment		1,729			1,621
Net interest income		$130,354			$124,851

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding
Note:  Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

	2016		2015
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Residential real estate mortgages	$1,219,388	$1,211,821	$1,196,780	$1,177,195	$1,154,416
Commercial	1,176,008	1,168,191	1,159,089	1,167,007	1,147,586
Commercial real estate	1,497,683	1,448,920	1,430,618	1,435,378	1,423,489
Consumer	1,629,836	1,620,669	1,568,204	1,549,844	1,495,160
Home equity	516,478	518,208	528,442	541,564	550,237
Total loans	$6,039,393	$5,967,809	$5,883,133	$5,870,988	$5,770,888